EXHIBIT 5.1

December 21, 2004

Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to $272,000,000 maximum aggregate offering price of (a) debt securities (“Debt Securities”), which may consist of (i) senior debt securities to be issued under the indenture (the “Senior Indenture”) filed as Exhibit 4.17 to the Registration Statement; (ii) subordinated debt securities to be issued under the indenture (the “Subordinated Indenture”) filed as Exhibit 4.20 to the Registration Statement; (iii) convertible senior debt securities to be issued under an indenture (the “Senior Convertible Indenture”), the form of which is filed as Exhibit 4.3 to the Registration Statement; or (iv) convertible subordinated debt securities to be issued under an indenture (the “Subordinated Convertible Indenture”), the form of which is filed as Exhibit 4.5 to the Registration Statement; (b) preferred stock (“Preferred Stock”); (c) common stock (“Common Stock”); (d) contracts to purchase shares of Common Stock or Preferred Stock or a specified principal amount of Debt Securities (“Purchase Contracts”) pursuant to a Purchase Contract (the “Purchase Contract”), the form of which is filed as Exhibit 4.10 to the Registration Statement; and (e) units comprised of one or more of the other securities registered pursuant to the Registration Statement to be issued under a unit agreement (a “Unit Agreement”), the form of which will be filed with the Commission prior to the offering of such units (the “Units,” and, together with the foregoing securities, the “Securities”), in each case to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 under the Securities Act. The Senior Indenture, the Subordinated Indenture, the Senior Convertible Indenture, and the Subordinated Convertible Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.”

     In our capacity as such counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and exhibits thereto, including the combined prospectus comprising a part thereof (the “Prospectus”), which also relates to an additional $228,000,000 maximum aggregate offering price of securities of the Company remaining unsold under Registration Statement No. 333-101457. We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed

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December 21, 2004

necessary in order to render this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     1. With respect to the Debt Securities, after (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of such Debt Securities, the terms of the offering of the Debt Securities and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the Commission pursuant to The Public Utility Holding Company Act of 1935 (“PUHCA”) or of the Federal Energy Regulatory Commission (the “FERC”) pursuant to the Federal Power Act, have been obtained, then when (i) the Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities have been duly executed and delivered by the Company and the trustee named therein, (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and (iii) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture, the Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Debt Securities may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof.

     2. With respect to the Preferred Stock, after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering of the Preferred Stock and related matters, including the execution, acknowledgement, and filing with the Arizona Corporation Commission of an amendment to the Company’s Articles of Incorporation in the form of a statement pursuant to Arizona Revised Statutes Section 10-602, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals,

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December 21, 2004

including, without limitation, any required approval of the Commission pursuant to PUHCA or of the FERC pursuant to the Federal Power Act, have been obtained, then when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, and the consideration therefor has been received by the Company, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

     3. With respect to the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities), after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the Commission pursuant to PUHCA or of the FERC pursuant to the Federal Power Act, have been obtained, then when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, and the consideration therefor has been received by the Company, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     4. With respect to the Purchase Contracts and the Units, after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of the Purchase Contracts or the Units, the terms of the offering of the Purchase Contracts or the Units, and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, any required approval of the Commission pursuant to PUHCA or of the FERC pursuant to the Federal Power Act, have been obtained, then when (i) the Purchase Contract Agreement and any related pledge agreement have been duly executed and delivered by the Company and the stock purchase contract agent named therein, (ii) the Purchase Contracts or the Units have been duly executed and authenticated, if required, in accordance with the terms of the Purchase Contract Agreement and (iii) the Purchase Contracts or the Units have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Purchase Contract Agreement, the Purchase Contracts or the Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement,

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moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchase Contracts or the Units may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof.

     We are members of the bar of the State of Arizona. The opinions expressed herein are limited solely to the laws of the State of Arizona and the Federal laws of the United States of America (except that we express no opinion as to Arizona securities or blue sky laws) and we express no opinion on the laws of any other jurisdiction. We note that certain documents referenced above, such as the Indentures and Purchase Contract Agreement, will be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof. In so far as this opinion relates to matters which are governed by the laws of the State of New York, we have relied upon the opinion of Pillsbury Winthrop LLP addressed to you of even date herewith, which is being filed as an exhibit to the Registration Statement.

     The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinions” in the Registration Statement.

Very truly yours,

/s/ Snell & Wilmer L.L.P